UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.__)

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[   ]       Preliminary Information Statement

[   ]       Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]       Definitive Information Statement

BFC Financial Corporation

(Name of Registrant as Specified In Its Charter)

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BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

January 9, 2017

Dear Shareholder:

The attached Information Statement is being delivered by BFC Financial Corporation (the “Company”) to its shareholders in connection with a recently approved amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to change the Company’s name to “BBX Capital Corporation” (the “Name Change”). The Name Change was approved by the Company’s Board of Directors and by an action by written consent without a meeting of holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Name Change. The shareholder action by written consent was delivered to the Company on January 3, 2017.

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

As the Name Change has been approved by the Company’s Board of Directors and by the action by written consent of the Company’s shareholders described above, the requisite approval for the Name Change has already been obtained. As a result, shareholders are not being asked for proxies to vote their shares with respect to the Name Change, and no meeting of shareholders will be held to consider the Name Change.

The enclosed Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Florida law. It contains more detailed information concerning the Name Change. You are urged to read the Information Statement in its entirety, including the Form of Articles of Amendment to the Company’s Articles of Incorporation attached as Appendix A to the Information Statement.

Under Rule 14c-2(b) of the Exchange Act, the Name Change may be effected no earlier than 20 calendar days following the date on which the Information Statement is first mailed to the Company’s shareholders. The Company expects for the Name Change to become effective promptly following the expiration of such 20-day waiting period.

On behalf of the Company’s Board of Directors and employees, I would like to express our appreciation for your continued support.

Sincerely,

Jarett S. Levan
Acting Chairman, Chief Executive Officer
and President

BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

_______________________

Information Statement

_______________________

This Information Statement is being furnished to the shareholders of BFC Financial Corporation, a Florida corporation (the “Company”), in connection with a recently approved amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to change the Company’s name to “BBX Capital Corporation” (the “Name Change”).

This Information Statement is first being mailed on or about January 9, 2017 to all holders of record of the Company’s Class A Common Stock and Class B Common Stock as of the close of business on January 3, 2017. Under Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Name Change may be effected no earlier than 20 calendar days after the initial mailing date of this Information Statement indicated above. The Company anticipates that the Name Change will become effective promptly following the expiration of such 20 calendar day waiting period.

Board and Shareholder Approval

The Name Change was approved by the Company’s Board of Directors and under Florida law the Name Change was also required to be approved by holders of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Name Change, voting together as a single group. As of January 3, 2017, 85,736,663 shares of the Company’s Class A Common Stock and 16,787,798 shares of the Company’s Class B Common Stock were outstanding. Holders of the Company’s Class A Common Stock are entitled to one vote per share and possess in the aggregate 22% of the general voting power of the Company. The number of votes represented by each share of the Company’s Class B Common Stock, which represents in the aggregate 78% of the general voting power of the Company, is calculated in accordance with the Company’s Articles of Incorporation. Under the Company’s Articles of Incorporation, based on the number of outstanding shares of the Company’s Class A Common Stock and Class B Common Stock as of January 3, 2017, each outstanding share of the Company’s Class B Common Stock was entitled to 18.11 votes on the Name Change.

On January 3, 2017, the Company received an action by written consent without a meeting approving the Name Change from holders of 13,100,713 shares of the Company’s Class A Common Stock and 15,797,646 shares of the Company’s Class B Common Stock, which represented in the aggregate 76.8% of the total votes entitled to be cast on the Name Change. Accordingly, the action by written consent is sufficient under Florida law and the Company’s Articles of Incorporation to approve the Name Change on behalf of the Company’s shareholders without any further shareholder action, and there will be no meeting of shareholders, nor is the Company soliciting proxies, to approve the Name Change.

Reasons for the Name Change

On December 15, 2016, the Company completed its acquisition of BBX Capital Corporation (“BBX Capital”) pursuant to a merger of BBX Capital with and into a wholly owned subsidiary of the Company (the “Merger”). Prior to the Merger, BBX Capital was a publicly-traded company and its Class A Common Stock was listed on the New York Stock Exchange. In addition, prior to its sale of BankAtlantic in July 2012, BBX Capital was the holding company of BankAtlantic, a federal savings bank. As a result, the Company’s Board of Directors believes that the name “BBX Capital Corporation” may have greater recognition in the market than the Company’s current name and, accordingly, that the Company may benefit from a change in its corporate name to “BBX Capital Corporation.”

Because the Company’s Class A Common Stock and Class B Common Stock is quoted on the OTC Markets, the Name Change will also require processing by the Financial Industry Regulatory Authority, Inc. (“FINRA”), pursuant to Rule 10b-17 of the Exchange Act in order for the Name Change to be recognized in the market for trading purposes.  The Company will not file the Amendment to its Articles of Incorporation to effect the Name Change with the State of Florida until it receives FINRA’s approval of the Name Change. In connection with the Name Change, the Company has also applied for a new ticker symbol for its Class A Common Stock and Class B Common Stock. The Company expects to publicly announce the new ticker symbols in connection with the effectiveness of the Name Change.

The Name Change will not have any impact on the validity or transferability of outstanding stock certificates representing the Company’s Class A Common Stock or Class B Common Stock which bear the BFC Financial Corporation name.  Shareholders should not destroy any stock certificates and are not required or requested to send in any of their stock certificates as a result of the Name Change.

No Appraisal Rights

Under Florida law, the Company’s shareholders are not entitled to appraisal or dissenters’ rights in connection with the Name Change.

Notice to Shareholders

This Information Statement is being provided to the Company’s shareholders for informational purposes only in compliance with the requirements of Regulation 14C of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder. The distribution of this Information Statement to the Company’s shareholders satisfies the notice requirements of Florida law with respect to the approval of the Name Change by the written consent of the Company’s shareholders without a meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 3, 2017, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each “named executive officer” (as defined in Item 402 of Regulation S-K of the SEC) of the Company, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of January 3, 2017. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after January 3, 2017. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Common Stock	Common Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Common Stock	Common Stock
Levan BFC Stock Partners LP	(1,2,4,12)	—	1,684,571	1.9%	10.0%
Levan Partners LLC	(1,2,4,12)	5,012,020	707,882	6.7%	4.2%
Alan B. Levan	(1,2,4,5,6,7,8,12)	8,055,132	15,798,846	19.6%	94.1%
John E. Abdo	(1,2,4,6,12)	3,975,386	6,511,125	9.8%	38.8%
Seth M. Wise	(1,2,8,9,12)	644,567	1,624,250	1.7%	9.7%
Jarett S. Levan	(1,2,7,8,12)	474,026	1,625,848	2.3%	19.4%
Raymond S. Lopez	(1,2,11)	6,723	66,114	*	*
Steven M. Coldren	(2,12)	8,959	—	*	0.0%
Darwin Dornbush	(2,12)	82,487	—	*	0.0%
Willis N. Holcombe	(2,3,12)	18,058	—	*	0.0%
Oscar Holzmann	(1,2,3,12)	161,750	20,290	*	*
Alan J. Levy	(2,12)	51,783	—	*	0.0%
Joel Levy	(2,12)	61,558	—	*	0.0%
Anthony P. Segreto	(2,12)	—	—	0.0%	0.0%
Norman H. Becker	(2,12)	—	—	0.0%	0.0%
William Nicholson	(2,12)	60,173	—	*	0.0%
Neil Sterling	(2,12)	—	—	0.0%	0.0%
Charlie C. Winningham, II	(2,3,12)	34,150	—	*	0.0%
Dr. Herbert A. Wertheim	(1,10,12)	3,968,157	416,448	5.1%	2.5%
Trishield Capital Management, LLC	(11,12)	7,928,333	—	9.3%	0.0%
All directors and executive officers of the Company
as of January 3, 2017, as a group (15 persons)	(1,2,3,4,5,6,7,8,9,12)	5,579,619	9,847,627	13.1%	58.7%

* Less than one percent of class.

(1)	Subject to certain exceptions in the case of shares of the Company’s Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise as described below, unrestricted shares of the Company’s Class B Common Stock are convertible on a share-for-share basis into shares of the Company’s Class A Common Stock at any time at the beneficial owner’s discretion. The number of shares of the Company’s Class B Common Stock held by each beneficial owner and convertible within 60 days after January 3, 2017 into shares of the Company’s Class A Common Stock is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of the Company’s Class A Common Stock held by each beneficial owner. The Class B share holdings of Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez include 1,696,795 shares, 1,696,795 shares, 848,397 shares, 848,397 shares and 59,031 shares, respectively, which are restricted shares that cannot be converted into shares of the Company’s Class A Common Stock within 60 days after January 3, 2017 but over which the applicable individual has voting power.

(2)	Mailing address is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

(3)	Includes 126,075 shares, 17,858 shares and 17,858 shares of the Company’s Class A Common Stock that may be acquired by Mr. Holzmann, Mr. Holcombe and Mr. Winningham, respectively, within 60 days after January 3, 2017 pursuant to the exercise of stock options.

(4)	The Company may be deemed to be controlled by Mr. Alan Levan and Mr. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 76% of the total voting power of the Company.

(5)	Mr. Alan Levan’s beneficial holdings include the 5,012,020 shares of the Company’s Class A Common Stock and 707,882 shares of the Company’s Class B Common Stock owned by Levan Partners LLC and the 1,684,571 shares of the Company’s Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Alan Levan’s beneficial holdings also include 1,270,294 shares of the Company’s Class A Common Stock and 133,314 shares of the Company’s Class B Common Stock owned directly by Florida Partners Corporation, 11,440 shares of the Company’s Class A Common Stock and 1,200 shares of the Company’s Class B Common Stock held of record by his wife and 36,711 shares of the Company’s Class A Common Stock held through trusts for the benefit of his children. In addition, Mr. Alan Levan’s beneficial holdings of the Company’s Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(6)	Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has agreed to vote the shares of the Company’s Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan (or upon Mr. Alan Levan’s death, unless previously revoked, as Mr. Jarett Levan) votes his shares of the Company’s Class B Common Stock. As a result, the shares of the Company’s Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of the Company’s Class B Common Stock and to obtain the consent of Mr. Alan Levan (or upon Mr. Alan Levan’s death, unless previously revoked, Mr. Jarett Levan) prior to the conversion of certain of his shares of the Company’s Class B Common Stock into shares of the Company’s Class A Common Stock. In addition, Mr. Alan Levan has agreed to vote his shares of the Company’s Class B Common Stock in favor of the election of Mr. Abdo to the Company’s Board of Directors for so long as he is willing and able to serve as a director of the Company.

(7)	Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of the Company’s Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of the Company’s Class B Common Stock. As a result, the shares of the Company’s Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of the Company’s Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of the Company’s Class B Common Stock into shares of the Company’s Class A Common Stock. In addition, Mr. Alan Levan has agreed to vote his shares of the Company’s Class B Common Stock in favor of the election of Mr. Jarett Levan to the Company’s Board of Directors for so long as he is willing and able to serve as a director of the Company.

(8)	Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of the Company’s Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of the Company’s Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of the Company’s Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Jarett Levan’s and Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of the Company’s Class B Common Stock or convert such shares of the Company’s Class B Common Stock into shares of the Company’s Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Jarett Levan and Mr. Wise have also agreed to vote, or cause to be voted, their shares of the Company’s Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(9)	Mr. Wise’s holdings of the Company’s Class A Common Stock include 247 shares held in his spouse’s IRA which he may be deemed to beneficially own.

(10)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicated that Dr. Wertheim had no intention to directly or indirectly manage or control the Company. Dr. Wertheim’s mailing address, as reported by him, is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(11)	Based on the Schedule 13G/A filed with the SEC by Trishield Capital Management LLC and its affiliates on December 27, 2016, Trishield Capital Management LLC and its affiliates have shared voting and dispositive power over all 7,928,333 shares of the Company’s Class A Common Stock. The address of Trishield Capital Management LLC and its affiliates, as disclosed in the Schedule 13G/A, is 540 Madison Avenue, 14th Floor, New York, New York 10022.

(12)	Pursuant to the Instructions to Item 403 of Regulation S-K, the total number of outstanding shares of the Company’s Class A Common Stock for purposes of calculating the percentage beneficial ownership interest of each person or group does not include 892,224 shares of the Company’s Class A Common Stock, which represents approximately 1% of the total number of outstanding shares of such stock, underlying unvested restricted stock awards as to which the Company’s Compensation Committee has sole voting power and the award recipients do not have voting or investment power.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. Accordingly, the Company files quarterly, annual and current reports, proxy and information statements and other reports with the SEC. You can read and copy the Company’s public documents filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s Public Reference Room. The Company’s public documents filed with the SEC are also available from the SEC’s Internet website at www.sec.gov.

“HOUSEHOLDING” OF PROXY AND INFORMATION STATEMENTS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy or information statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy and information materials, delivering a single proxy or information statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or American Stock Transfer & Trust Company, LLC, the Company’s transfer agent (“AST”), that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single Information Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy or information statements, or if you are receiving multiple proxy or information statements and would like to request delivery of single proxy or information statements, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

BY ORDER OF THE BOARD OF DIRECTORS

Jarett S. Levan
Acting Chairman, Chief Executive Officer and President

January 9, 2017

Appendix A

FORM OF ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BFC FINANCIAL CORPORATION

The Amended and Restated Articles of Incorporation, as amended, of BFC FINANCIAL CORPORATION, a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, and such amendment is set forth as follows:

FIRST: Article I is hereby deleted in its entirety and replaced with the following:

ARTICLE I

NAME

The name of the Corporation is BBX Capital Corporation.